As filed with the Securities and Exchange Commission on May 26, 2026
________________________________________________________________________________________________________________________________
Registration No. 333-48293
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
Post-Effective
Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Elme Communities
(formerly known as Washington Real Estate Investment Trust)
(Exact name of Registrant as Specified in Its Charter)

Maryland	6798	53-0261100
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(202) 774-3200
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

W. Drew Hammond
7550 WISCONSIN AVE
SUITE 900
BETHESDA, MD 20814
(202) 774-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

PAUL D. MANCA, ESQ. ELIZABETH L. BANKS, ESQ. HOGAN LOVELLS US LLP 555 THIRTEENTH STREET, NW WASHINGTON, D.C. 20004 (202) 637-5821

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

_____________________________________________________________________________________________
EXPLANATORY NOTE:
DEREGISTRATION OF SECURITIES
On March 20, 1998, Elme Communities (the “Company”) filed a registration statement on Form S-4, Registration No. 333-48293 (as amended by Amendment No. 1, filed April 1, 1998, the “Registration Statement”), with the Securities and Exchange Commission to register the issuance of up to 4,500,000 common shares of beneficial interest par value $0.01 per share (the “securities”). The offering contemplated by the Registration Statement is being terminated in connection with of the Plan of Sale and Liquidation of the Company approved by the shareholders of the Company on October 30, 2025. Pursuant to the undertakings contained in Part II of the Registration Statement, the Company is removing from registration, by means of post-effective amendment to each of the Registration Statements (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, MD, on May 26, 2026.

ELME COMMUNITIES
By: /s/ Paul T. McDermott
Name: Paul T. McDermott
Title: President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.